UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 7, 2016

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, the Board of Directors of Unified Grocers, Inc. (the “Company”) appointed Mr. Blake W. Larson, 53, Senior Vice President and Chief Accounting Officer, as the Company’s Principal Accounting Officer effective immediately. Mr. Larson has been employed by Unified Grocers, Inc. since 1996, most recently as Senior Vice President, Chief Accounting Officer since August, 2016; Vice President, Accounting, January, 2015 to July, 2016 and Corporate Controller, December, 2007 to December, 2014. There are no changes in Mr. Larson’s compensation as a result of or in connection with this appointment nor are there any arrangements or understandings pursuant to which he was selected to be Principal Accounting Officer or any transactions involving the Company for which disclosure would be required under Item 404(a) of Regulation S-K. Mr. Larson is not related to any other executive officer or director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2016	UNIFIED GROCERS, INC.

	By	/s/ Mary M. Kasper
Mary M. Kasper
Senior Vice President, General Counsel and Secretary